Exhibit 99.4

Supplemental Non-GAAP Pro Forma Financial Information

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we have supplemented our unaudited consolidated pro forma financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP pro forma financial measures.

The supplemental non-GAAP pro forma financial information for the six months ended June 30, 2019 and the twelve months ended December 31, 2018 gives effect to the following pro forma adjustments as if they had occurred on January 1, 2019 and January 1, 2018, respectively. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of Silvercrest.

The pro forma adjustments principally give effect to the following transactions:

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the acquisition by Silvercrest Asset Management Group LLC (the “Company”), an affiliate of Silvercrest, of substantially all of the assets and the assumption of certain liabilities of Cortina Asset Management, LLC, a Wisconsin limited liability company (“Cortina”) relating to Cortina’s business of providing investment management, investment advisory, and related services (the “Closing”).  At Closing, the Company paid to Cortina an aggregate principal amount of $33,577,395 in cash, and Silvercrest L.P., a Delaware limited partnership and an affiliate of the Company (“SLP”), paid an additional $8,951,938 in the form of issuance and delivery to certain interest holders of Cortina (the “Principals”) of 662,713 Class B Units in SLP. The Asset Purchase Agreement (the “Purchase Agreement”) provides for up to an additional $26,209,243 to be paid 80% in cash with certain Principals receiving the remaining 20% in the form of Class B Units of SLP. in potential earn-out payments over the next four years; and

•

the Seventh Amendment to the credit facility with City National Bank (the “Credit Facility”) whereby, among other things, the delayed draw term loan credit facility was increased by $18 million to $25.5 million, the commitment period for the term loan was extended to July 1, 2024 from June 25, 2023 and the stated maturity date therefor was extended until July 1, 2026.  All other terms of the Credit Facility remain unchanged.  Additionally, the revolving credit facility was increased by $2.5 million to $10 million.  Silvercrest’s cash payments at Closing were funded in part by cash on hand and in part by borrowings under the Credit Facility.

The non-GAAP pro forma financial measures presented herein include: Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA margin, Pro Forma Adjusted Net Income, and Pro Forma Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Pro Forma Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our unaudited consolidated pro forma financial statements presented on a GAAP basis with Pro Forma Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

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Pro Forma Adjusted EBITDA Margin is calculated by dividing Pro Forma Adjusted EBITDA by total pro forma revenue.  We feel that it is important to management and investors to supplement our unaudited consolidated pro forma financial statements presented on a GAAP basis with Pro Forma Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a

Exhibit 99.4

perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.
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Pro Forma Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  Furthermore, Pro Forma Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%.  We feel that it is important to management and investors to supplement our unaudited consolidated pro forma financial statements presented on a GAAP basis with Pro Forma Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

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Pro Forma Adjusted Earnings Per Share represents Pro Forma Adjusted Net Income divided by pro forma Class A and Class B shares outstanding as of the end of the reporting period for basic Pro Forma Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total pro forma shares outstanding to compute diluted Pro Forma Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our unaudited consolidated pro forma financial statements presented on a GAAP basis with Pro Forma Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.  The supplemental non-GAAP pro forma financial information should not be relied upon as being indicative of our results of operations or financial condition had the transactions contemplated been completed on the dates assumed. The supplemental non-GAAP pro forma financial information also does not project the results of operations or financial condition for any future period or date.

The following tables contain reconciliations of pro Forma net income to Pro Forma Adjusted EBITDA, Pro Forma Adjusted Net Income and Pro forma Adjusted Earnings Per Share (amounts in thousands except per share amounts).

Pro Forma Adjusted EBITDA
	Six Months Ended June 30,	Year Ended December 31,
	2019	2018
Reconciliation of non-GAAP financial measure:
Pro Forma Net income	$6,974	$20,422
Pro Forma GAAP Provision for income taxes	2,125	5,604
Pro Forma Delaware Franchise Tax	100	180
Pro Forma Interest expense	482	993
Pro Forma Interest income	(153)	(276)
Pro Forma Depreciation and amortization	1,968	3,897
Pro Forma Equity-based compensation	1,721	3,275
Pro Forma Other adjustments (A)	1,744	2,058
Pro Forma Adjusted EBITDA	$14,961	$36,153
Pro Forma Adjusted EBITDA Margin	28.4%	32.0%
Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share
Reconciliation of non-GAAP financial measure:
Pro Forma Net income	$6,974	$20,422
Pro Forma GAAP Provision for income taxes	2,125	5,604
Pro Forma Delaware Franchise Tax	100	180
Pro Forma Other adjustments (A)	1,744	2,058
Pro Forma Adjusted earnings before provision for income taxes	10,943	28,264
Pro Forma Adjusted provision for income taxes:
Pro Forma Adjusted provision for income taxes (26% assumed tax rate)	(2,845)	(7,349)
Pro Forma Adjusted net income	$8,098	$20,915
Pro Forma GAAP net income per share (B):
Basic and diluted	$0.52	$1.67
Pro Forma Adjusted earnings per share/unit (B):
Basic	$0.57	$1.48
Diluted	$0.56	$1.46

	Six Months Ended June 30,	Year Ended December 31,
	2019	2018
Pro Forma Shares/units outstanding:
Basic Class A shares outstanding	8,624	8,518
Basic Class B shares/units outstanding	5,496	5,597
Total basic shares/units outstanding	14,120	14,115

Diluted Class A shares outstanding (C)	8,624	8,518
Diluted Class B shares/units outstanding (D)	5,878	5,841
Total diluted shares/units outstanding	14,502	14,359

(A)	Other adjustments consist of the following:
(a)

For the six months ended June 30, 2019, represents legal fees of $156 related to the Neosho Acquisition.  With respect to the acquisition of Cortina Asset Management, LLC, represents legal fees of $214, $2 for the Escrow Agent fee, a $900 success fee to the Company’s investment banking firm, $18 for the underwriting fee related to the Reps and Warranties insurance coverage, and $13 for reimbursement to Cortina for 50% of Cortina’s audit fees for both the six months ended June 30, 2019 and the year ended December 31, 2018.

(b)	For the six months ended June 30, 2019 and the year ended December 31, 2018, represents $97 and $341, respectively, of accrued earnout related to our Richmond, VA office expansion.
(c)

For the six months ended June 30, 2019, represents moving expenses of $235 related to office relocations and an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives.    In 2018, represents professional fees $15 for services related to the Tax Cuts and Jobs Act, $494 related to sign on bonuses paid to certain employees, a loss on disposal of certain computer equipment of $37, professional fees related to the relocation of network equipment of $17, professional fees of $6 related to server equipment upgrades, a fair value adjustment to the Jamison contingent purchase price consideration of $52, a fair value adjustment to the Cappiccille contingent purchase price consideration of $54 and true-up adjustment to our tax receivable agreement of $31.

(B)

Pro Forma GAAP net income per share is strictly attributable to Class A shareholders.  Pro Forma Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.

(C)	Includes 1,897 and 3,792 unvested restricted stock units at June 30, 2019 and December 31, 2018, respectively.
(D)	Includes 276,963 and 243,524 unvested restricted stock units and 105,398 and zero unvested non-qualified stock options at June 30, 2019 and December 31, 2018, respectively.